                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement of Movie Star, Inc. on Form S-8 of our report dated August 9, 2004 with respect to the consolidated financial statements of
Movie Star, Inc. appearing in the Annual Report on Form 10-K for the years ended
June 30, 2004 and 2003.

/s/ MAHONEY COHEN & COMPANY, CPA, P.C.

MAHONEY COHEN & COMPANY, CPA, P.C.

New York, New York
March 31, 2005